Exhibit 16.1
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                                                            ANDERSEN


May 24, 2002                                                Arthur Andersen LLP

Office of the Chief Accountant                              Suite 1500
Securities and Exchange Commission                          100 Chestnut Street
450 Fifth Street, N.W.                                      Rochester NY  14604
Washington, D.C. 20549
                                                            Tel  716 399 2800
Dear Sir/Madam:                                             www.andersen.com

We  have  read  the  first  five paragraphs of Item 4 included in the Form 8-K/A
(Amendment No. 1) dated April 4, 2002 of Constellation Brands, Inc. (the Company) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein, with the exception of the reference to the approval by the Company's Board of Directors and its Audit Committee's recommendation to appoint KPMG LLP as the Company's independent public accountants, of which we have no knowledge.

Very truly yours,

/s/ Arthur Andersen LLP

Copy to:  Mr. Thomas S. Summer
          Executive Vice President and
          Chief Financial Officer
          Constellation Brands, Inc.
          300 WillowBrook Office Park
          Fairport, New York  14450